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                                                                    EXHIBIT 99.1

      CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF
                   THE PRIVATE SECURITIES REFORM ACT OF 1995

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         We caution readers that the important factors set forth below, as well as factors discussed in other documents filed by us with the Securities and Exchange Commission, among others, could cause our actual results to differ materially from statements contained in this report, our future filings with the Securities and Exchange Commission, our press releases and oral statements made by or on behalf of our Company. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond our control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The word "estimate", "project", "anticipate", "expect", "intend", "believe", "target", and similar expressions are intended to identify forward-looking statements. Among these statements are those concerning

         -        Our anticipated growth and business strategies

         -        Our expected growth in international markets

         -        Our ability to expand into new markets such as HDTV towers

         - Anticipated trends and conditions in the telecommunications industry

         -        Our future capital needs

         - Our ability to compete, on time and on budget, large scale projects, such as our Level III and State of Pennsylvania projects, where the Company acts as a project Manager, as well as a manufacturer.

         - Our continued ability to decrease costs and maintain or increase our margins

         -        Our ability to compete

         The forward-looking statements regarding such matters are based certain assumptions and analyses made by us in light of our management's experience and its perception of historical trends, current conditions, and expected future developments, as well as other factors it believes are appropriate in the circumstances.

         Important factors that could cause actual results to differ materially from those implicit in our forward-looking statements include, without limitation:

         (1) the price and quality of similar or comparable communications infrastructure equipment offered or to be offered by our competitors; increased price-based competition could have a significant impact on our margins;

         (2) decreases in demand of, or continued softness levels of demand for, our tower and enclosure products;

         (3) fluctuations in demand for our products resulting in inefficient labor force utilization;


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         (4)      difficulties in obtaining or retaining management or other human resource competencies we need to achieve our business objectives;

         (5)      failure to penetrate new markets, especially in Latin
                  America;

         (6)      general economic conditions in the United States and Latin
                  America;

         (7)      increases in domestic or international interest rates;

         (8) the price and availability of certain raw materials used in our production processes; and

         (9) future domestic or international legislation or regulatory actions relating to wireless communications services or telecommunications generally.



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